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                                                                Exhibit 23.05

                                     [LOGO]

                         HOULIHAN LOKEY HOWARD & ZUKIN
                               FINANCIAL ADVISORS
                            w w w . h l h z . c o m


June 17, 2004

The General Partners listed on Schedule 1 (the "General Partners") NTS Corporation (the "Company")
Attention: J.D. Nichols
10172 Linn Station Road
Louisville, KY 40223

RE:    CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN
       NTS REALTY HOLDINGS LIMITED PARTNERSHIP FORM S-4

Dear Mr. Nichols:

We hereby consent to the use of our Fairness Opinion included in the Form S-4 Registration Statement under the Securities Act of 1933, and we further consent to all references to our firm under the headings "Fairness Opinion and Real Estate Appraisals" in the Form S-4, and to the use of our name wherever appearing in this Form S-4 Registration Statement and supplements.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Proxy Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: June 17, 2004

/S/

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.




Los Angeles o 1930 Century Park West o Los Angeles, California 90067 o tel.310.553.8871 o fax.310.553.2173 New York Chicago San Francisco Washington, D.C. Minneapolis Dallas Atlanta London
Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.